                                                                   Exhibit 10.13

                      MASTER LEASE AND SERVICES AGREEMENT
                      -----------------------------------

     This MASTER LEASE AND SERVICES AGREEMENT (the "Agreement") is entered into and shall be effective this 3/rd/ day of February, 1998, by and between C-PORT, L.L.C., a Louisiana Limited Liability Company (the "Lessor") and OSCA, INC. a Delaware corporation (the "Lessee").


                                  WITNESSETH

     WHEREAS, Lessor has entered into certain contracts (the "Contracts of Lease") with the Greater Lafourche Port Commission (the "Port Commission"), whereby Lessor has been granted the right to occupy, improve and operate certain property in furtherance of Lessor's legitimate business enterprise.

     WHEREAS, Lessor owns and operates certain facilities, and provides certain specific services related to those facilities, in support of the offshore and petrochemical industries.

     WHEREAS, Lessee desires to lease from Lessor the certain facilities and services more fully described herein.

     NOW, THEREFORE, in consideration of the terms and conditions set forth herein, and for other good and valuable consideration hereby acknowledged, Lessor and Lessee mutually agree as follows:


     1.00      THE PREMISES AND SERVICES
               -------------------------

          Lessee desires to lease from Lessor the facilities and services more fully described in Exhibit "A" attached hereto and made a part hereof. These facilities and services are herein referred to collectively as the "Premises/Services" and/or separately as the "Premises" or "Services."

2.00  TERM OF AGREEMENT
      -----------------

2.01 Base Term

     Subject to the provisions of Section 8 in this Agreement, the initial term of this Agreement (the "Base Term") shall be for a period of ten (10) years commencing the 15/th/ day of March 1998 (the "Commencement Date").

2.02 Renewal Term

     As hereinafter set forth, Lessee may request an extension of this Agreement for a total of no more than five (5) consecutive terms of five (5) years each (the "Renewal Term"). If Lessee desires to extend this Agreement for a renewal term, then Lessee must request such extension in writing at least ninety (90) days prior to expiration of the Base Term or then current Renewal Term. With the exception of the rental payable under Exhibits "A" and "B," this Agreement will renew on all of the terms and conditions set forth herein if the renewal request is accepted by Lessor. Lessor and Lessee further agree that any other term or condition may be altered in writing only upon mutual agreement of both Lessor and Lessee. If Lessor does not accept Lessee's request for renewal of this Agreement, then Lessee shall vacate the Premises not later than the expiration of the Base Term or then current Renewal Term. Notwithstanding anything contained in this Section 2 to the contrary, in no event may Lessee renew if it is in breach of any of its obligations under this Agreement, unless Lessor shall agree in writing to waive this condition.

3.00      USE OF PREMISES AND RELATIONSHIP OF PARTIES
          -------------------------------------------

     The Premises/Services shall be occupied and used by Lessee solely for lawful business purposes and the business for which the Premises have been designed. It is understood that this includes the mooring, loading and discharging of vessels, the supplying and resupplying of vessels and other activities which may be permitted by Lessor in its sole discretion.

     Lessee will be obligated to fence its leased area with a cyclone-type fencing, minimum height six (6') feet.

     Lessee shall be granted exclusive rights to sell high-density brine fluids, completion and brine based drill-in fluids, dry salts, and blends of these fluids that are used in the completion and workover of oil and natural gas wells.

     Completion and workover fluids covered by this exclusivity agreement include the solids-free solution of chloride, bromide, acetate, or formate salts used to control downhole pressure after the exchange of the drilling fluid and during the completion of the well.

These fluids may include:

     1.   Potassium chloride
     2.   Sodium chloride
     3.   Sodium acetate
     4.   Sodium bromide
     5.   Calcium chloride
     6.   Calcium bromide
     7.   Zinc bromide
     8.   Sodium formate
     9.   Cesium formate
     10.  Potassium formate

     Lessee shall have the sole possession and the duty to maintain completion fluid stock tanks, mixing facilitates, and warehouses for day materials used in the blending of these solids-free fluids.

     Materials that are not exclusive to completion and workover fluids shall be excluded from this agreement, including.

     A.   Fluids used in workover operations that are non-brine based;
     B.   Fluid additives common to both drilling and completion fluids; and,
     C.   Non-brine based (drill-in fluids)

     Lessee will have the non-exclusive right to receive and discharge NOW waste from its facilities. Lessee's services and product sales shall commence not later than June 1/st/, 1998, and shall continue through the full term of this lease.

     Lessee shall use all due care to avoid damage to the Premises or other property of Lessor, the Port Commission, or any other persons or entities. Lessee expressly assumes full and exclusive care, custody, and control of the Premises and shall specifically, without limitation, insure that its operations on and about the Premises are conducted in a safe and workmanlike manner.

     Lessor and Lessee expressly understand and agree that under no circumstances is Lessee, or any of its employees or contractors or subcontractors, to be considered agents, representatives or employees of Lessor, and under no circumstances are any goods or services of Lessee to be considered the goods or services of Lessor.

4.00      COMPLIANCE WITH LAWS
          --------------------

     Lessee shall observe and comply with all Laws of all federal, state, parish, municipal, or local governmental or regulatory authorities or agencies having or claiming jurisdiction over the Premises/Services or any part thereof, or any activities of Lessee on or about the Premises. This includes, by way of illustration and without limitation, the United States Coast Guard, the United States Army Corps of Engineers, the United States Environmental Protection Agency, and the Louisiana Department of Environmental Quality (each a "Governmental Authority" and, collectively, "Governmental Authorities"). For purposes of this Agreement, "laws" means all federal, state, parish, municipal, or local laws, statutes, ordinances, codes, rules, regulations, and policies now or hereafter in effect during the term or any Renewal Term of this Agreement.

     Lessee shall be solely responsible for obtaining at its expense any and all permits, licenses, financial assurances or like documentation needed to lawfully carry on Lessee's activities on or about the Premises.

5.00      CONDITION AND IMPROVEMENT OF THE PREMISES
          -----------------------------------------

     Lessee accepts the Premises in their present condition and agrees to maintain all of its structures, improvements and appurtenances on the Premises in a good, safe condition throughout the duration of this Agreement. During the Base Term or any Renewal Term of this Agreement, Lessor shall have the right to enter and inspect the Premises as often as it deems necessary, provided such inspection does not unreasonably disrupt Lessee's operations. Said inspection may include all of the permanent structures, improvements and appurtenances upon the Premises. Should any of those structures, improvements or appurtenances be damaged by Lessee beyond normal wear and tear, or not be maintained properly, or not be in compliance with applicable law, or not maintained to the same standard as demonstrated by the rest of the C-Port facility, in the reasonable opinion of Lessor, Lessor shall send Lessee a written list of the items which are damaged or improperly maintained and the repairs necessary to correct the situation. Lessee shall then have fifteen (15) days from the receipt of the aforementioned list to respond to Lessor's allegations. Thereafter, the repairs will be performed by Lessor, at its option, and at the sole expense of Lessee. Should Lessee disagree with the claims and allegations of Lessor, it shall so state in writing to Lessor within the notice provision stated above. Thereafter, Lessor may perform the necessary repairs and pursue Lessee for damages or any other rights or recourse it may have under this Agreement.

     Subject to Lessor's prior written consent and approval, Lessee shall have the right during the Base Term or any Renewal Term hereof to make, at its sole expense, improvements to any additions upon the Premises. Lessee shall have the right to remove any of its improvements or additions which are not, or have not become, immovable property, all at Lessee's sole cost and expense. Any other improvements and/or additions may at the sole option of Lessor, upon the expiration or earlier termination of this Agreement, become the property of Lessor without compensation to Lessee. However, Lessee shall, at the option of Lessor, remove any such improvements and/or additions at Lessee's sole cost and expense. In the event Lessee removes any improvements and/or additions, Lessee then shall restore the Premises to its original condition (ordinary wear and tear excepted) at Lessee's sole cost and expense. Lessee shall keep and maintain the Premises in a neat and orderly condition and shall not allow the accumulation of waste, trash, debris or any hazardous waste, material, pollutant or contaminant thereon. If any Governmental Authority determines that any of the Premises constitute a hazard or otherwise prohibited condition, then Lessee shall remedy said condition at Lessee's sole cost and expense.

6.00     INGRESS AND EGRESS
         ------------------

     Lessee shall be afforded ingress and egress to the Premises at such points as Lessor, in its sole and absolute discretion, may designate. Such ingress and egress shall not, under any circumstances, constitute or be deemed to constitute a servitude burdening the Premises, the other property of Lessor, the property of the Port Commission or the property of any other person. The rights granted to Lessee under this Section are personal to Lessee; are not assignable or transferable without Lessor's specific written consent; and, shall terminate upon the expiration or earlier termination of this Agreement.

7.00     RENTALS AND INVOICING
         ---------------------

7.01  Base Rental

     The rental payable for the Premises and Services shall be as set forth in Exhibit "A." This rental shall be payable thirty (30) days, in advance, with the first payment being due on the Commencement

Date. The rental is to be payable without any offset, withholding or deduction.

7.02  Additional Rental

     Lessee shall have the right to request certain specific services in addition to those set forth in Exhibit "A." Those additional services, and the costs thereof, are as set forth in Exhibit "B" which is attached hereto and made a part hereof.

7.03  Taxes and Contributions

     Lessee assumes full and exclusive responsibility and liability for withholding and paying as may be required by law, all Federal, State and local taxes, workers' compensation, unemployment insurance and other contributions with respect to, assessed against, or measured by, Lessee's earnings hereunder or sales, wages, salaries or other contributions paid to Lessee's subcontractors and employees. Lessee shall be responsible for all sales and use taxes, and any and all other taxes or contributions applicable to the Premises/Services herein or the activities of Lessee thereon. Lessee shall be responsible for all returns and/or reports required in connection with any and all such laws, taxes and contributions. Further, Lessee shall pay and be solely responsible for any taxes assessed against its personal property located on or about or used in connection with the Premises.

7.04  Invoicing

     Payment for the additional services set forth in Exhibit "B" shall be invoiced weekly by Lessor, for the services performed the preceding week. Lessee shall pay such invoices within thirty (30) days of receipt. Should Lessee fail to tender payment timely, Lessor at its option may, in addition to any and all other rights set forth in this Agreement, refuse to provide or continue any of the additional services set forth in Exhibit "B."

7.05  Delinquent Payments

     Any rent payable under either Exhibit "A" or Exhibit "B" shall be deemed delinquent if not received by Lessor on the date due. All delinquent amounts shall bear interest at the rate of one and one-half (1.5) percent per month, or the highest rate permitted by law, whichever is less, from the date due until paid. Payment by Lessee of any delinquent amount plus the interest stated herein shall not deprive Lessor of any and all other rights it may have under this Agreement.

8.00     TERMINATION
         -----------

8.01     Default

     The following events constitute a "Default" by Lessee:
     (i) If Lessee fails to pay when due the amounts due under Exhibit "A" or Exhibit "B," plus any interest which may also then be due;

     (ii) Except as otherwise stated at paragraphs (v) and (vi) below, if Lessee fails to perform any of its obligations under this Agreement, or violates any of the terms and conditions of this Agreement, and such failure or violation continues for thirty (30) days after Lessor gives notice to Lessee of such failure or violation. Lessor is not required to give Lessee notification of any such failure or violation which could not reasonably be cured by Lessee within thirty (30) days of receiving notification;

     (iii) If Lessee abandons the Premises for a period of thirty (30) consecutive days. Lessee shall be considered to have abandoned the Premises if it vacates the Premises or fails to request the Services set forth in Exhibits "A" and "B";

     (iv) If Lessee is adjudicated bankrupt or insolvent by a Court of competent jurisdiction, or such Court enters an Order, Judgment, or Decree approving a Petition against Lessee seeking reorganization, liquidation, dissolution, or similar relief, or if a receiver, trustee, or liquidator is appointed for all or substantially all of Lessee's assets, or if Lessee seeks or consents to any other relief hereinabove enumerated in this subpart, or files a voluntary Petition in bankruptcy or insolvency or makes an assignment of all or substantially all of its assets for the benefit of its creditors, or admits in writing of its inability to pay its debts generally as they become due, or if Lessee's interests under this Agreement are sold under an execution, attachment, or decree of Court to satisfy a debt or any liens against Lessee's interests;

     (v) If Lessee uses the Premises/Services for any purpose not expressly authorized in Section 3.0; and

     (vi) If Lessee attempts to assign this Agreement or attempts to sublet the Premises, in whole or in part, without the prior written consent of Lessor.

8.02        Consequences of Default

     If a default occurs, Lessor is entitled, at Lessor's sole option, to exercise any one or more of the following remedies:

     (i) Lessor may terminate this Agreement and immediately expel Lessee from the Premises. However, such action shall not be deemed to waive Lessor's right to collect all rent due for the period up to the time Lessor regains possession of the Premises, together with liquidated damages (not as a penalty) in the amount of three (3) months rent, calculated at the rate payable under this Agreement at the time of default. Lessee hereby assents to the foregoing and expressly waives all legal notice to vacate the Premises, including, without limitation, any notice requirements contained in the Louisiana Code of Civil Procedure.

     (ii) Lessor may accelerate the rent and declare all unpaid installments of rent for the Base Term or the then current Renewal Term, as the case may be, at once due and owing, in which event all such unpaid amounts shall be immediately payable. Additionally, all other sums due hereunder become payable as and when Lessor ascertains the amount thereof with reasonable certainty.

     (iii) Lessor may, in the event Lessee abandons the Premises, reenter and retake possession of the Premises without legal proceedings as agent for Lessee, and may relet the Premises on such terms and conditions as Lessor may determine in its sole discretion, all without incurring any liability to Lessee and without being deemed to have terminated this Agreement, evicted Lessee, or relieved Lessee of any of its obligations under this Agreement. Lessor shall in no way be responsible or liable for any failure, nor shall Lessor have any obligation, to relet the Premises. Lessor expressly reserves the right to collect and receive all rents arising from such reletting. Lessee will be entitled to credit for such rents actually received by Lessor against the rent payable hereunder, which credit will apply after Lessor has deducted from such rents: 1) all expenses Lessor may incur in reentering the Premises, putting the Premises in proper repair, and protecting and preserving the Premises; and 2) all expenses of reletting the Premises, including without limitation, attorneys' fees and expenses, brokerage, leasing, and management commissions, and all other reasonable expenses that Lessor may incur in connection with such reletting.

          No such reletting shall be construed as an election by Lessor to terminate this Agreement unless a notice of such intention to terminate is given to Lessee by Lessor. No such reletting without termination shall preclude Lessor from thereafter terminating this Agreement for Lessee's abandonment of the Premises.

(iv) Lessor may exercise any other remedy or method of redress accorded to it under Louisiana law.

8.03 Termination For Other Than Default

     Lessor shall have the right, at its option, to terminate this Agreement as set forth below:

     (i) If any governmental or public authority refuses to grant or revokes any permit or revokes the Contacts of Lease, or if any person, governmental or public authority successfully enjoins the exercise of any rights of Lessor or Lessee hereunder, or if Lessor's rights to possess and operate the facilities upon which the Premises/Services are located are otherwise impaired, then Lessor may, at its option, terminate this Agreement effective as of the date Lessor's rights in connection with the Premises are so impaired.

     (ii) Lessor and Lessee may by mutual consent, given in writing, terminate this Agreement upon such terms and conditions as they deem appropriate.

9.00     LIABILITY AND INDEMNIFICATION
         -----------------------------

     Lessee agrees to defend, indemnify and hold Lessor and the Port Commission (hereinafter "Indemnitees") harmless from and against any and all loss, damage, liability, cost, expense (including reasonable attorney fees), lien or claimed lien, fine, penalty and/or claim of any nature whatsoever (including, without limitation, claims by Governmental or public authorities), on account of injury to, death or illness of persons or damage to or loss of or loss of use of property (including, without limitation, diminution in the value of the Premises or any other property), arising out of or in any way directly or indirectly related to Lessee's presence upon or use of the Premises or any adjacent property, or any improvements, works or facilities constructed by, for, or at the instance of Lessee, or any products or materials or services of Lessee, and any operation or services performed under this Agreement, or the exercise of any rights granted by this Agreement, regardless of the cause or causes thereof, and regardless of whether or not caused or contributed to, in whole or in part, by any negligence, fault or strict liability of Indemnitees, or the unseaworthiness of any vessel for which Indemnitees are or might be held responsible.

10.00  HAZARDOUS SUBSTANCE
       -------------------

10.01 Hazardous Substance Defined

     "Hazardous Substance" as used throughout this Agreement means any product, substance or material:

     (i) the presence of which requires investigation or remediation under any present or future applicable law;

     (ii) which is or becomes defined as a hazardous waste, hazardous material, pollutant, or contaminant under any law including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 USC (S)9601, et seq.), the Resource Conservation and Recovery Act (42 USC (S)6901, et seq.), Federal Water Pollution Act of 1990 (33 USC (S)1251, et seq.) or the Oil Pollution Control Act (33 USC (S)2701, et seq.), and specifically including, without limitation, petroleum, crude oil, natural gas, natural gas liquids, liquified natural gas, synthetic gas and/or any mixture, fraction or waste thereof;

     (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, or otherwise hazardous and is, or becomes, regulated by any Governmental Authority; or

     (iv) the presence of which on the Premises or adjacent areas causes or threatens to cause a nuisance upon the

          Premises or adjacent areas, or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises and any adjacent property.

10.02     Hazardous Substance Indemnification

     Lessee agrees to defend, indemnify and hold Lessor and the Port Commission (hereinafter "Indemnitees") harmless from and against any and all loss (including, without limitation, diminution in the value of the Premises or any other property) liabilities, judgments, damages, penalties, fines, costs, expenses and claims of any nature whatsoever (including, without limitation, any claims by Governmental or public authorities) to either persons or property (including, without limitation, cost of clean up, remediation, removal, restoration, replacement or monitoring required by any federal, state, local or responsible authority) any claims by Governmental or public authorities) which are caused in whole or in part by, or which in any way directly or indirectly arise out of the transportation, transfer, sale, generation, use, storage, maintenance, handling, loading, unloading, disposal, release, threatened release, presence or discharge of any Hazardous Substance by Lessee and/or its subcontractors and/or its vessels (whether owned or chartered), and/or any other person at the Premises or its adjacent property providing or receiving services of any nature to or from Lessee, regardless of the cause or causes thereof, and regardless of whether or not caused or contributed to, in whole or in part, by any negligence, fault or strict liability of Indemnitees or the unseaworthiness of any vessel for which Indemnitees are or might be held responsible.

10.03     Expiration/Termination Requirements

     Upon the expiration or earlier termination of this Agreement, Lessee shall at its sole cost and expense (a) cause all Hazardous Substances previously owned, stored or used by Lessee, and/or any other person at the Premises or its adjacent property receiving or providing services of any nature from or to Lessee, to be removed and disposed of in accordance with applicable provisions of any Hazardous Substance laws, regulations, recommendations or requirements;
(b) remove any above ground or underground storage tanks or any other piping or container installed by Lessee to store and/or transport and/or contain any Hazardous Substances, and repair any damage caused by such removal; and, (c) perform any other act required by applicable Hazardous Substance laws, regulations, recommendations or requirements.


11.00     INSURANCE
          ---------

     Throughout the Base Term and any Renewal Term of this Agreement, Lessee agrees to maintain, at its sole cost and expense, the insurance and insuring terms as set forth in Exhibit "C" which is attached hereto and made a part hereof.


12.00     ASSIGNMENT AND SUBLEASE
          -----------------------

     Lessee shall not assign this Agreement or sublease the Premises in whole or in part without the prior written consent of Lessor. If Lessor consents to any such assignment or sublease, Lessee shall remain solidarily bound with the assignee or sublessee for the performance of all obligations under this Agreement. The granting by Lessor of its consent to any assignment of this

Agreement or any sublease of the Premises shall not constitute the granting of consent to any subsequent assignment or sublease, and in each instance the written consent of Lessor must specifically be obtained.


13.00     PAYMENT OF ATTORNEY FEES
          ------------------------

     If Lessor employs one or more attorneys to enforce the payment of rent, or the obligations of Lessee or rights of Lessor under this Agreement, then Lessee hereby agrees to pay the fees of such attorney or attorneys, and Lessee further agrees to pay all court costs and other related expenses, and such fees, costs, and expenses will be deemed to be rent payable by Lessee upon demand of Lessor and subject to the provisions of Section 7.07 of this Agreement.

14.00     REMEDIES CUMULATIVE
          -------------------

     Each right and remedy of Lessor provided for in this Agreement shall be cumulative and in addition to every other right or remedy provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise; and the exercise or beginning of the exercise by Lessor of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Lessor of any or all other rights or remedies provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise.


15.00     WAIVER
          ------

     The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach of Lessee of any term, covenant or condition of this Agreement, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Agreement shall be deemed to have been waived by Lessor unless such waiver be in writing by Lessor.


16.00     AGREEMENT SUBJECT TO CONTRACTS OF LEASE
          ---------------------------------------

     Lessee agrees that this Agreement is subject to the terms and conditions of the Contracts of Lease in effect between Lessor and the Port Commission. If the Contracts of Lease with the Port Commission are terminated during the Term of this Agreement, then this Agreement shall terminate as of that same date. Unless otherwise expressly provided for herein, no provision of the Contracts of Lease with the Port Commission shall be deemed to confer any greater rights upon either Lessor or Lessee than as are set forth in this Agreement. Lessee shall not take, or fail to take any action that would result in a breach of the Contracts of Lease.


17.00     FORCE MAJEURE
          -------------

     Each party to this Agreement shall be excused from complying with certain obligations of this Agreement, except for the payment of rent, services or other monies due, if and only to the extent that performance of such obligations is prevented by acts of God, hurricanes (designated as such by the U.S. Weather Bureau), cyclones, strikes or industrial disputes (except for strikes and industrial disputes involving Lessor's personnel), restraints or prohibitions by any government or division thereof having jurisdiction over the parties hereto or by any act or cause which is reasonably beyond the control of such party (herein referred to in this Agreement as 'Force Majeure'). Rain, snow, ice or other adverse weather except as provided above shall not be considered a Force Majeure cause enumerated above.

     It is agreed that any party claiming Force Majeure shall give full notice and details of the Force Majeure in writing to the other party as promptly as possible after its occurrence. In such cases only, the obligations which are incapable of performance because of the Force Majeure shall be suspended during the continuance the Force Majeure. Should any act of Force Majeure causing the suspension of operations hereunder continue for a period of at least six (6) months from the commencement of the Force Majeure, either party shall have the right to terminate this Agreement at any time thereafter (unless normal operations have been resumed) by giving the other written notice ten (10) days in advance of the effective date of termination, subject to payments due under the Agreement.


18.00     NOTICES
          -------

     All notices required by or provided for in this Agreement shall be given to the respective parties hereto in writing at the addresses designated below:

Lessor:        C-Port, L.L.C.
               106 9th Street
               Lot 1 - Port Fourchon
               Golden Meadow, Louisiana 70357
               Attention: Dionne Chouest.

Lessee:   OSCA
          156 Commission Boulevard
          P.O. Box 80627
          Lafayette, LA 70598
          Attention: Robert Hollier

unless and until either party notifies the other, in writing, of a different address. Such notice shall be considered given under the terms of this Agreement either: (i) when sent, addressed as provided above, postage prepaid, by registered or certified mail, return receipt requested, by the United States mail, or when sent, addressed as provided above, by commercial overnight courier, or when sent, addressed as provided above, by telecopier to the telecopier number(s) designated above at the time of actual receipt of the notice in a legible form and received during normal business hours and if not then on the next business day; or (ii) when delivered, addressed as provided above, in person to the address described above.


19.00     GOVERNING LAW
          -------------

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Louisiana.

20.00     ENTIRE AGREEMENT
          ----------------

     This Agreement and all exhibits hereto constitute the entire agreement between the Parties.

21.00     NO CONSEQUENTIAL DAMAGES
          ------------------------

     Lessor shall not be liable to Lessee for any consequential, indirect, special or punitive damages

     22.00     SEVERABILITY
               ------------

          If any provision of this Agreement is determined to be invalid or unenforceable, the remainder of this Agreement will remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed effective the day and year first above written.

                                   LESSOR:

                                        C-PORT, L.L.C.


                                        BY: /s/ Dionne R Chouest
                                           -------------------------

                                        TITLE: General Counsel
                                              ----------------------

                                   LESSEE:

                                        OSCA, INC.

                                        BY: /s/ [ILLEGIBLE]^^
                                           -------------------------

                                        TITLE: Sr. Vice President
                                              ----------------------

                                  Exhibit "A"

I.   Dedicated for the initial term of the agreement

     A. A parcel of ground measuring 275' on the south side, 210' on the west end, 175' on the north side, 170' on the eastern end, then 100' towards the east, and 40' back towards the south, in close proximity to the Shell Offshore, Inc. office building facing Bayou Lafourche.

          Rate: 25 cents per square foot per month (escalation at five [5%] per cent per annum during primary term)

          Total square footage:    40,750

          Monthly Rate:            $10,187.50

          Term:                    Ten (10) year primary term

          Commencement:            March 15, 1998

          Renewal Options:         A total of five (5) five-year period renewal
                                   options are available subject to a mutually agreeable renewal rate capped at a maximum of ten (10%) per cent escalation per renewal.

          Dock Space:              Vessel(s) receiving OSCA products and
                                   occupying common dock space at C-Port, L.L.C.
                                   will be charged $1.00 per linear foot per day for each vessel receiving products/services from OSCA. This charge will not apply if the vessel receiving products/services from OSCA is also receiving and being charged for unrelated and additional services from C-
                                   Port.

          Special Provisions:      All C-Port based rolling stock and craneage
                                   will be owned by C-Port and operated by C-
                                   Port personnel only, i.e. forklifts, cherry pickers, cranes and like items.

          Note: C-Port is finalizing leases with Halliburton to provide cement products and M-I to provide barites and liquid muds. These vendors will be granted exclusive rights to sell these products at C-Port.

                                  EXHIBIT "B"

          I. Additional space, labor, and equipment services as required:

               A.  Labor Rates                  Hourly Rates:
                   -----------                  ------------
                   Crane Operator               $ 32.00 per hour
                   Equipment Operator           $ 30.00 per hour
                   Skilled Laborer              $ 28.00 per hour
                   Rigger                       $ 21.50 per hour
                   Welder w/Equipment           $ 37.50 per hour

                   Labor Rates                  Daily (minimum 30 days):
                   -----------                  ------------------------
                   Crane Operator               $250.00 (per 12 hour day)
                   Equipment Operator           $230.00 (per 12 hour day)
                   Skilled Laborer              $190.00 (per 12 hour day)
                   Rigger                       $170.00 (per 12 hour day)
                   Welders/Equipment            $450.00 (per 12 hour day)

                   (Other positions available upon request.)
                   (Labor rates are subject to review on a quarterly basis.)


               B.  Storage Space
                   ------------
                   Outside leased slip area     $   .28 per sq. ft. per month
                   Inside storage               $  1.00 per sq. ft. per month

               C.  Vehicle Parking
                   ---------------
                   Parking                      $ 22.00 per vehicle/month

               D.  Equipment Rates              Operator Included:
                   ---------------              -----------------
                   175 Ton Crane                $175.00 per hour
                   33,000 lb. Forklift          $ 75.00 per hour
                   30 Ton Cherry Picker         $125.00 per hour
                   75 Ton Cherry Picker         $150.00 per hour
                   8,000 lb. 42' Ext Forklift   $ 95.00 per hour
                   15,000 lb. Forklift          $ 75.00 per hour
                   3 Ton Forklift               $ 45.00 per hour
                   10 Ton Forklift              $ 55.00 per hour
                   15 Ton Forklift              $ 75.00 per hour

                   Equipment Rates              Operator Not Included:
                   ---------------              ---------------------
                   175 Ton Crane                $150.00 per hour
                   33,000 lb. Forklift          $ 65.00 per hour
                   15,000 lb. Forklift          $ 65.00 per hour
                   3 Ton Forklift               $ 35.00 per hour
                   10 Ton Forklift              $ 45.00 per hour
                   15 Ton Forklift              $ 65.00 per hour
                   60' Manlift                  $ 75.00 per hour

                   (Other equipment available upon request.)
                   (Equipment rates are subject to review on a quarterly basis.)

                                  EXHIBIT "C"

          At all times during the term of this Agreement, Lessee shall maintain the following insurance and all insurance that may be required under the applicable laws, ordinances and regulations of any governmental authority:

     (i) Worker's Compensation insurance in statutory limits as prescribed by applicable law, to cover all liabilities owed for compensation and other benefits under the relevant worker's compensation laws of any state or federal government, and Coverage B Employer's Liability Insurance in the amount of $1,000,000.00. Both the aforementioned statutory coverage and Coverage B shall contain endorsements naming the Lessor and the Port Commission as Alternate Employers, providing for voluntary compensation coverage and providing for occupational disease coverage. Should any services provided under this Agreement involve maritime activities, the use of maritime workers or vessels or work aboard vessels owned or not owned by the Lessee, then Lessee shall also obtain Maritime Employers Liability for all of the above coverages and including transportation, wages, maintenance and cure, covering liability under the Longshore and Harbor Workers' Compensation Act, the Jones Act, the Outer Continental Shelf Lands Act, the General Maritime Law, and specifically including coverage for claims by members of crews of vessels and claims under 33 U.S.C.A. 905(b) against any vessel. All policies will provide that claims "in rem" shall be treated as claims against the Lessee.

     (ii) Comprehensive or Commercial General Liability (Bodily Injury and Property Damage) insurance including the following supplementary coverages: (a) Contractual Liability to cover liability assumed under this Agreement; (b) Products hazards coverage for any and all products provided or furnished by or on behalf of Lessee; (c) Completed operations hazard coverage, for any claims relating to defects or deficiencies in goods, products, materials or services used or rendered by Lessee in connection with its operations at the Premises; (d) Broad Form Property Damage Liability Insurance; and (e) coverage for pollution liability and environmental contamination and hazard liability. The limit of liability for such insurance shall be not less than $1,000,000.00 combined single limit per occurrence. All policies will provide that claims "in rem" shall be treated as claims against the Lessee.

     (iii) Hull and Machinery Insurance, including collision liability, on all vessels and barges, if any, used by Lessee at the Premises with a
                               ------
           limit equal to or greater than the fair market value of each vessel and barge.

     (iv) should the work of Lessee involve maritime activities, the use of maritime workers or vessels or work aboard vessels owned or not owned by the Lessee, Protection and Indemnity Insurance containing coverage for contractual liability, chartered vessels, wreck removal, collision liability and pollution liability, (including but not limited to coverage for injuries to or death of master, mates and crews of vessels, unless provided in the insurance required by
           Section 7(i). The limits of liability of such insurance shall not be less than $1,000,000.00 per occurrence. All policies will provide that claims "in rem" shall be treated as claims against the Lessee.

     (v) Lessee shall provide Umbrella/Excess Liability insurance policy over policies required herein to bring limits to a minimum of $10,000,000.00 per occurrence.

          The policies shall expressly include the Lessor and the Port Commission as additional insureds and specifically include claims which arise under 33 USC (S)905B, and all policies provided for shall contain an endorsement waiving underwriters' rights of subrogation against Lessor and the Port Commission. The insurers shall acknowledge that Lessor and the Port Commission have no liability for the payment of premiums for such insurance or inclusion of Lessor and the Port Commission as additional insureds.

          In the event Lessee fails to procure the insurance policies provided for hereunder or the insurer fails or refuses to provide coverage as required hereunder for any reason whatsoever including the insurer's insolvency or Lessee's breach of any term, condition or warranty of such policies, Lessee shall stand in the place and stead of any such insureds as if such coverages have been obtained. Lessee covenants and agrees that its obligations, duties and liabilities to Lessor and the Port Commission relative to the insurance requirements set out hereinabove are independent of and shall in no way limit the indemnification obligations owed to Lessor and the Port Commission under the Agreement.

          The insurance policies set forth above shall be endorsed to provide that the coverage afforded is primary irrespective of the existence of other applicable insurance of Lessor or the Port Commission.

          The insurance coverage provided for shall be with insurance companies and on policy forms acceptable to Lessor. Lessee's obligation to obtain such insurance coverage is separate and distinct from the other obligations assumed by Lessee hereunder, and the limits of insurance shall in no way be deemed to limit any liabilities or obligations assumed by Lessee or under applicable law.

          Lessee shall furnish Lessor with documentary evidence showing that such insurance is in effect and will not be canceled for any cause whatsoever or materially changed without 30 days prior written notice to Lessor.

                                      25